Exhibit 99.2

For Immediate Release

Del Taco Restaurants, Inc. Announces Fiscal Second Quarter 2015

Financial Results for Del Taco Holdings, Inc.

Del Taco Holdings, Inc. is a wholly-owned subsidiary of Del Taco Restaurants, Inc.

Conference Call and Webcast will be held at 5:00 PM EDT Today

Lake Forest, CA. July 27, 2015 – Del Taco Restaurants, Inc. (NASDAQ: TACO, TACOW), today announced fiscal second quarter financial results for its wholly-owned subsidiary Del Taco Holdings, Inc. (“Del Taco” or the “Company”), the second largest Mexican-American QSR chain by units in the United States, operating restaurants under the name Del Taco.

Fiscal second quarter 2015 financial results for Del Taco reflect the twelve weeks ended June 16, 2015, prior to the closing of the recent business combination (the “Business Combination”) between Del Taco and Levy Acquisition Corp. which occurred on June 30, 2015. In connection with the closing of the Business Combination, Levy Acquisition Corp. changed its name to Del Taco Restaurants, Inc. and Del Taco Holdings, Inc. became a wholly-owned subsidiary of Del Taco Restaurants, Inc.

Fiscal Second Quarter 2015 Highlights

•	Total revenue of $97.6 million, representing 7.0% growth from the fiscal second quarter of 2014;

•	System-wide comparable restaurant sales growth of 6.0% and company-owned comparable restaurant sales growth of 5.9%, marking the seventh and twelfth consecutive quarter of gains, respectively;

•	Income from operations of $11.3 million, representing 30.2% growth from the same fiscal quarter last year;

•	Restaurant contribution margin of 19.8%, an improvement of approximately 150 basis points from the prior year’s fiscal second quarter;

•	Adjusted EBITDA, a non-GAAP financial measure, of $15.3 million, representing 12.2% growth from the previous year’s fiscal second quarter; and

•	The opening of two new company-operated restaurants.

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Paul J.B. Murphy, III, President and Chief Executive Officer of Del Taco, commented, “We are delighted with our second quarter financial results which demonstrate continued strong and accelerating brand momentum. Our successful execution of our Combined Solutions strategy is gaining further traction and enabling us to deliver an elevated brand experience and improve our freshness perceptions. These efforts are in turn driving meaningful improvements in our key performance indicators and solidifying our QSR+ positioning.”

Murphy continued, “The closing of the merger with Levy Acquisition Corp. on June 30th marked the end of one chapter for Del Taco and the beginning of an exciting new one in our company’s history. The invaluable guidance from our talented Board, along with our newly strengthened balance sheet, positions us well to embark on this next phase of our growth. We look forward to showcasing delicious, fresh, made-to-order Mexican and American classics at a great value to guests across the country.”

Review of Fiscal Second Quarter 2015 Financial Results

Total revenue was $97.6 million, an increase of 7.0% compared to $91.2 million in the fiscal second quarter of 2014. The growth in revenue was driven by a 7.1% increase in company restaurant sales and a 4.4% increase in franchise revenue.

Comparable restaurant sales increased 6.0% system-wide for the fiscal quarter ended June 16, 2015 compared to the 4.8% gain in the prior year fiscal second quarter, for a two-year growth rate of 10.8%. The Del Taco system has now generated comparable restaurant sales growth for seven consecutive quarters. Company-owned comparable restaurant sales increased 5.9% and included a 2.0% gain in traffic, marking the twelfth consecutive quarter of comparable restaurant sales growth. Franchise comparable restaurant sales increased 6.2%.

Restaurant contribution increased 15.9% year-over-year to $18.6 million. As a percentage of company restaurant sales, restaurant contribution increased approximately 150 basis points year-over-year to 19.8%. The increase was driven by an approximate 90 basis point improvement in food and paper costs, and approximately 30 basis point improvements in both labor and related expenses and occupancy and other operating expenses.

Adjusted EBITDA, a non-GAAP financial measure, was $15.3 million, an increase of 12.2% from $13.6 million in the previous year’s fiscal second quarter. A reconciliation between adjusted EBITDA and the nearest GAAP financial measure is included in the accompanying financial data.

Income from operations increased 30.2% to $11.3 million compared to $8.6 million in the prior year fiscal second quarter.

Net income was $4.6 million compared to net loss of $0.1 million in the fiscal second quarter of 2014, and included $0.9 million of transaction-related costs that consist of direct costs incurred in connection with our two-step transaction.

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Key Financial Definitions

Comparable restaurant sales growth reflects the change in year-over-year sales for the comparable company, franchise and total system restaurant base. Restaurants are included in the comparable store base in the accounting period following its 18th full month of operations.

Restaurant contribution is defined as company restaurant sales less restaurant operating expenses, which are food and paper costs, labor and related expenses and occupancy and other operating expenses. Restaurant contribution margin is defined as restaurant contribution as a percentage of company restaurant sales. Restaurant contribution and restaurant contribution margin are neither required by, nor presented in accordance with, GAAP.

Adjusted EBITDA is defined as net income/loss prior to interest expense, income taxes, and depreciation and amortization, as adjusted to add back certain charges, such as stock-based compensation expense and transaction-related costs, as these expenses are not considered an indicator of ongoing company performance. Adjusted EBITDA is a non-GAAP financial measure and should not be considered as an alternative to operating income or net income/loss as a measure of operating performance or cash flows or as measures of liquidity. Non-GAAP financial measures are not necessarily calculated the same way by different companies and should not be considered a substitute for or superior to GAAP results. Adjusted EBITDA is a financial measure that was not calculated in accordance with GAAP. A reconciliation between adjusted EBITDA and the nearest GAAP financial measure is included in the accompanying financial data.

Conference Call and Webcast

Del Taco will host a conference call and webcast to discuss financial results for the fiscal second quarter 2015 today at 5:00 PM EDT.

Hosting the conference call and webcast will be Larry Levy, Chairman of the Board; Paul J.B. Murphy, III, President and Chief Executive Officer; John D. Cappasola, Jr., Executive Vice President and Chief Brand Officer; and Steven L. Brake, Executive Vice President and Chief Financial Officer.

Interested parties may listen to the conference call via telephone by dialing 1-877-407-0789, or for international callers, 1-201-689-8562. A telephone replay will be available shortly after the call has concluded and can be accessed by dialing 1-877-870-5176, or for international callers, 1-858-384-5517. The passcode is 13613715.

The webcast will be available at www.deltaco.com under the investors section and will be archived on the site shortly after the call has concluded.

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About Del Taco Restaurants, Inc.

At Del Taco (NASDAQ: TACO) all menu items taste better because they are made to order with fresh ingredients including cheddar cheese grated from 40-pound blocks, handmade pico de gallo salsa, lard-free beans slow-cooked from scratch, fresh sliced avocado and marinated chicken grilled in the restaurant. The menu, which includes a full line of breakfast, includes classic Mexican dishes such as tacos, burritos, quesadillas and nachos as well as American favorites including hamburgers, crinkle-cut fries and shakes. Del Taco’s UnFreshing Believable campaign communicates the lengths the company goes to in order to deliver quality, made-to-order menu items created with freshly-prepared ingredients at unbelievable prices. With nearly 550 restaurants in 16 states, Del Taco serves more than three million guests each week. In June 2015, Del Taco officially changed its name to Del Taco Restaurants, Inc. following the completion of its transition to a public company.

For more information, please visit www.deltaco.com.

Forward-Looking Statements

In addition to historical information, this release may contain a number of “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, without limitation, information concerning Del Taco’s possible or assumed future results of operations, business strategies, competitive position, industry environment, potential growth opportunities and the effects of regulation. These statements are based Del Taco’s management’s current expectations and beliefs, as well as a number of assumptions concerning future events. When used in this press release, the words “estimates,” “projected,” “expects,” “anticipates,” “forecasts,” “plans,” “intends,” “believes,” “seeks,” “may,” “will,” “should,” “future,” “propose” and variations of these words or similar expressions (or the negative versions of such words or expressions) are intended to identify forward-looking statements. Such forward-looking statements are subject to known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside Del Taco’s management’s control that could cause actual results to differ materially from the results discussed in the forward-looking statements. These risks included, without limitation, consumer demand, our inability to successfully open company-operated or franchised restaurants or establish new markets, competition in our markets, our inability to grow and manage growth profitably, adverse changes in food and supply costs, our inability to access additional capital, changes in applicable laws or regulations, food safety and foodborne illness concerns, our inability to manage existing and to obtain additional franchisees, our inability to attract and retain qualified personnel, our inability to profitably expand into new markets, and the possibility that we may be adversely affected by other economic, business, and/or competitive factors. Additional risks and uncertainties are identified and discussed in Del Taco’s reports filed with the SEC and available at the SEC’s website at www.sec.gov and the Company’s website at www.deltaco.com.

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Forward-looking statements included in this release speak only as of the date of this release. Del Taco undertakes no obligation to update its forward-looking statements to reflect events or circumstances after the date of this release or otherwise.

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Media Contacts:

Julia Young

(646) 277-1280

julia.young@icrinc.com

Investor Relations Contact:

Raphael Gross

(203) 682-8253

investor@deltaco.com

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Del Taco Holdings Inc.

Condensed Consolidated Balance Sheets

(In thousands, except share and per share data)

	June 16, 2015	December 30, 2014
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$7,509	$8,553
Accounts and other receivables, net	2,422	3,383
Inventories	2,594	2,687
Prepaid expenses and other current assets	3,240	3,816

Total current assets	15,765	18,439

Property and equipment, net	91,894	85,164
Goodwill	281,200	281,200
Trademarks	144,000	144,000
Intangible assets, net	16,687	17,683
Other assets, net	3,564	3,548

Total assets	$553,110	$550,034

Liabilities and shareholders’ equity
Current liabilities:
Accounts payable	$17,003	$14,645
Other accrued liabilities	31,539	32,088
Current portion of long-term debt, capital lease obligations and deemed landlord financing liabilities	1,588	1,634

Total current liabilities	50,130	48,367

Long-term debt, capital lease obligations and deemed landlord financing liabilities, excluding current portion, net	241,301	321,764
Deferred income taxes	64,736	64,736
Warrant liability	—	8,309
Other non-current liabilities	23,307	25,454

Total liabilities	379,474	468,630

Commitments and contingencies

Shareholders’ equity:
Preferred stock $0.01 par value; 200,000 shares authorized; none issued	—	—
Common stock $0.01 par value; authorized 7,800,000 shares; 6,707,776 and 3,907,835 shares issued and outstanding at June 16, 2015 and December 30, 2014, respectively	67	39
Additional paid-in capital	203,422	110,941
Accumulated other comprehensive loss	(374)	(409)
Accumulated deficit	(29,479)	(29,167)

Total shareholders’ equity	173,636	81,404

Total liabilities and shareholders’ equity	$553,110	$550,034

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Del Taco Holdings, Inc.

Condensed Consolidated Statements of Comprehensive Loss

(Unaudited)

(In thousands)

	12 Weeks Ended June 16, 2015	12 Weeks Ended June 17, 2014
Revenues:
Company restaurant sales	$93,902	$87,714
Franchise revenue	3,147	3,015
Franchise sublease income	554	515

Total revenue	97,603	91,244

Operating expenses:
Restaurant operating expenses:
Food and paper costs	26,859	25,889
Labor and related expenses	28,486	26,867
Occupancy and other operating expenses	19,924	18,886
General and administrative	6,550	6,280
Depreciation and amortization	3,796	4,327
Occupancy and other - franchise subleases	517	489
Pre-opening costs	129	85
Restaurant closure charges, net	72	(219)
Loss (gain) on disposal of assets	14	(6)

Total operating expenses	86,347	82,598

Income from operations	11,256	8,646

Other expenses:
Interest expense	4,018	7,189
Transaction-related costs	877	—
Debt modification costs	2	1,241

Total other expenses	4,897	8,430

Income from operations before provision for income taxes	6,359	216

Provision for income taxes	1,731	356

Net income (loss)	4,628	(140)

Other comprehensive (loss) income:
Change in fair value of interest rate cap	(2)	(61)
Reclassification of interest rate cap amortization included in net income (loss)	36	2

Total other comprehensive income (loss), net	34	(59)

Comprehensive income (loss)	$4,662	$(199)

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Del Taco Holdings Inc.

Condensed Consolidated Statements of Cash Flows

(Unaudited)

(In thousands)

	24 Weeks Ended June 16, 2015	24 Weeks Ended June 17, 2014
Operating activities
Net loss	$(312)	$(2,027)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	7,588	8,915
Amortization of deferred financing costs	835	610
Subordinated note interest paid-in-kind	37	7,780
Debt modification costs	137	1,241
Stock-based compensation	532	522
Change in fair value of warrant liability	(35)	—
Loss (gain) on disposal of assets	14	(205)
Changes in operating assets and liabilities:
Accounts receivable	961	220
Inventories	93	107
Prepaid expenses and other current assets	571	704
Accounts payable	2,358	44
Other accrued liabilities	(95)	4,731
Other non-current liabilities	(1,822)	(510)

Net cash provided by operating activities	10,862	22,132

Investing activities
Purchases of property and equipment	(13,357)	(8,189)
Proceeds from disposal of property and equipment	38	194
Purchases of other assets	(472)	(315)

Net cash used in investing activities	(13,791)	(8,310)

Financing activities
Proceeds from term loan, net of debt discount	23,654	60,388
Proceeds from deemed landlord financing liabilities	—	450
Proceeds from issuance of common stock	91,236	—
Payment of tax withholding related to option exercises and distribution of restricted stock units	(7,533)	—
Payments on term loans	—	(8,500)
Payments on capital leases and deemed landlord financing	(768)	(769)
Payment on subordinated notes	(108,113)	(62,000)
Proceeds from revolving credit facility	10,000	—
Payments on revolving credit facility	(6,000)	—
Payments for debt issue costs	(591)	(392)
Settlement of vested restricted stock units	—	(87)

Net cash provided by (used in) financing activities	1,885	(10,910)

(Decrease) increase in cash and cash equivalents	(1,044)	2,912
Cash and cash equivalents at beginning of period	8,553	6,071

Cash and cash equivalents at end of period	$7,509	$8,983

Supplemental cash flow information:
Cash paid during the period for interest	$8,953	$3,760
Cash paid during the period for income taxes	8	7
Supplemental schedule of non-cash activities:
Accrued property and equipment purchases	$996	$738
Write-offs against bad debt reserves	—	23
Amortization of interest rate cap into net loss, net of tax	58	2
Change in other asset for fair value of interest rate cap recorded to other comprehensive loss, net	(23)	(89)
Warrant liability reclassified to equity upon exercise of warrants	8,274	—

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Del Taco Holdings, Inc.

Reconciliation of Net Income (Loss) to EBITDA and Adjusted EBITDA

(Unaudited)

(in thousands)

	12 Weeks Ended June 16, 2015	12 Weeks Ended June 17, 2014
Net income (loss)	$4,628	$(140)
Non-GAAP adjustments:
Provision for income taxes	1,731	356
Interest expense, net	4,018	7,189
Depreciation and amortization	3,796	4,327

EBITDA	14,173	11,732

Stock based compensation expense	—	235
Loss (gain) on disposal of assets	14	(6)
Restaurant closure charges, net	72	(219)
Debt modification costs	2	1,241
Transaction-related costs	877	—
Pre-opening costs	129	85
Insurance reserves adjustment	—	539

Adjusted EBITDA	$15,267	$13,607

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